SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

MEDIS TECHNOLOGIES LTD.

 (Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Copies of all communications to: Ira Roxland, Esq. Sonnenschein Nath & Rosenthal LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700

MEDIS TECHNOLOGIES LTD.

______________________

Notice of 2006 Annual Meeting of Stockholders
To be Held on July 18, 2006
______________________

To the Stockholders of Medis Technologies Ltd.:

The 2006 Annual Meeting of Stockholders of Medis Technologies Ltd. will be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020, on Tuesday, July 18, 2006 at 10:00 a.m., local time, for the following purposes:

1.  To elect nine directors to serve for a term of one year.

2.  To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 38,000,000 to 41,500,000.

3.  To consider and vote upon a proposal to amend our 1999 Stock Option Plan to increase the number of shares of common stock available for grant thereunder from 4,200,000 to 5,000,000.

4.  To transact such other business as may properly come before the annual meeting.

The record date for determining stockholders entitled to vote at the annual meeting is the close of business on June 2, 2006. Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the annual meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the annual meeting and voting in person.

Robert K. Lifton,
Secretary

New York, New York
June 12, 2006

MEDIS TECHNOLOGIES LTD.
805 Third Avenue
New York, New York 10022

______________________

PROXY STATEMENT
______________________

  Questions and Answers Regarding This Proxy Statement

When is the annual meeting and where will it be located? The meeting will take place on Tuesday, July 18, 2006, at 10:00 a.m., local time, at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020.

Who is soliciting your proxy? The proxy solicitation is being made by the Board of Directors of Medis Technologies Ltd. Proxies may also be solicited by our officers and employees, but such persons will not be specifically compensated for such services.

When was the proxy statement mailed to stockholders? This proxy statement will first be mailed to stockholders on or about June 12, 2006.

Who may attend the annual meeting? All stockholders of record as of the close of business on June 2, 2006 may attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement reflecting your ownership of our shares on the record date or an omnibus proxy (which you can get from your broker) and we will permit you to attend the annual meeting.

Who is paying for the solicitation of proxies? We will pay all expenses of preparing and soliciting proxies. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Who may vote at the annual meeting? If you are a holder of common stock as of the close of business on June 2, 2006, you will have one vote for each share of common stock that you hold on each matter that is presented for action at the annual meeting. If you have common stock that is registered in the name of a broker, your broker will forward your proxy materials and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account.

How do you vote? Sign and date each proxy card you receive and return it in the prepaid envelope. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his or her proxy, whether he or she votes by mail or the Internet, at any time before the annual meeting by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy or by attending the annual meeting and voting in person.

How will your shares be voted? All properly completed and unrevoked proxies that are received prior to the close of voting at the annual meeting will be voted in accordance with the instructions made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement.

Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting and will have the same effect as a vote AGAINST each of such proposals. “Broker non-votes” are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. A broker non-vote will have the same effect as a vote against the proposed amendment to our Certificate of Incorporation and will have no effect on the outcome of any of the other proposals.

Is your vote confidential? Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

What is the record date and what constitutes a quorum? Our board of directors has selected the close of business on June 2, 2006 as the record date for determining the stockholders of record who are entitled to vote at the annual meeting. This means that all stockholders of record at the close of business on June 2, 2005 may vote their shares of common stock at the annual meeting. As of April 26, 2006, 31,743,796 shares of common stock were issued and outstanding. We do not expect such amount to be materially different on the record date. The common stock is our only class of securities entitled to vote, each share being entitled to one non-cumulative vote. The presence at the annual meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the annual meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the annual meeting shall be adjourned.

How many votes are needed to approve each proposal? Directors will be elected by a plurality of the votes cast at the meeting. The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of our common stock outstanding on the record date. The approval of the amendment to our 1999 Stock Option Plan requires the affirmative vote of the holders of a majority of the voting power of our common stock that are present in person or by proxy at the meeting.

  PROPOSAL ONE

  ELECTION OF DIRECTORS

At the annual meeting, you will elect nine individuals to our board of directors. Each director will hold office until the next annual meeting and until his respective successor is elected and qualified. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by our board of directors. Each nominee is currently a member of our board of directors.

Information Concerning Nominees

Name	Age	Director Since	Principal Occupation and Business Experience During the Past Five Years
Robert K. Lifton	78	1992
Our Chairman of the Board, Chief Executive Officer and Secretary since inception. Mr. Lifton is a director and member of the executive and investment committees of Bank Leumi USA. He also is an officer and director of a number of privately held companies. From 1988 to 1994, he was President of the American Jewish Congress and is the founding Chairman and Chairman Emeritus of the Israel Policy Forum. From 1994 to date he has served as co-chairman of the U.S. Middle East Project of the Council on Foreign Relations. In 1983, he was a founder of Preferred Health Care Ltd. and served as its President. In 1961, he co-founded with Mr. Weingrow the Transcontinental Investing Corporation, serving as its President until 1968, when it was listed on the New York Stock Exchange, and then Chairman of the Board until its merger in 1972. Mr. Lifton was an associate attorney with the law firm of Kaye, Scholer, Fierman, Hays and Handler in 1955 and 1956, after receiving a law degree from Yale Law School and being admitted to the New York Bar, and has taught at Yale and Columbia law schools. Mr. Lifton has written extensively on business and political matters.

Howard Weingrow	83	1992
Our Deputy Chairman and Chief Operating Officer since April 2006 and Treasurer since our inception. From our inception until April 2006, he was our President. Mr. Weingrow is a trustee of the Children’s Medical Fund and the North Shore-Long Island Jewish Health System. He also is an officer and director of a number of privately held companies. Mr. Weingrow is the founder of the Weingrow Family Children’s Urology Research Laboratory, the Center for Childhood Asthma of Long Island Jewish Hospital, the Weingrow Collection of Avant Garde Art and Literature, and the Weingrow Family Endowed Scholarship at Hofstra University. In 1985, Mr. Weingrow was the recipient of the Hofstra University Presidential Medal and was in 2004 the recipient of a degree of Doctor of Humane Letters, Honoris Causa from Hofstra. He was a trustee until 2002 and founding Treasurer of the Nassau County Museum of Art. He was Chairman and a director of Mercury Paging & Communications, Inc. from 1995 until its sale in 1997. In 1983, he was a founder of Preferred Health Care Ltd. and served on its Board of Directors. In 1961, he co-founded, with Mr. Lifton, Transcontinental Investing Corporation, serving as its Executive Vice President until 1968 and then President until its merger in 1972. Mr. Weingrow served as Treasurer of the Democratic National Committee in 1971 and 1972 and as deputy finance chairman of the Carter for President campaigns in 1976 and 1980. In 1977 Mr. Weingrow was appointed Financial Consultant to the Government and to the Prime Minister of Granada.

Jacob S. Weiss	53	1997
Our President since April 2006 and was our Senior Vice President- Business Development from August 2000 until April 2006 and a consultant to More Energy Ltd., an indirect subsidiary of ours which owns our fuel cell technology, since July 2002. He was also engaged by us in a consulting capacity from November 1999 through August 2000. Mr. Weiss served as the Corporate Vice President and General Counsel to Israel Aircraft Industries Ltd., our largest stockholder, from 1996 to 2000. Prior to that, he was Deputy General Counsel–International Division of Israel Aircraft. Mr. Weiss was the Chief Executive Officer until December 2001 of ImageSat International, a company established by Israel Aircraft to commercialize its remote sensing satellite technology.

Amos Eiran	69	1997
Mr. Eiran serves as the Chairman of Biolight, a publicly traded company in the Tel Aviv Stock Exchange active in development of pharmaceuticals, clinical treatment technology and medical diagnostics. He also serves as Chairman of the Investments Committee of Clal Insurance Group, an Israeli insurance company. Since September 2004, Mr. Eiran has been Chairman and Chief Executive Officer of Tissera Inc., a biotechnology company involved in research and development in the field of tissue transplants.. He also serves as a director of Deleck Oil Exploration. He served as Chairman of Atudot, a major Israeli pension fund, until April 2006. Through the summer of 2002, Mr. Eiran served as the Chairman of the Industrial Cooperation Authority, the agency in charge of the buy-back and offset programs of the State of Israel, for seven years. Mr. Eiran was Director General of the Prime Minister’s office during Yitzhak Rabin’s first term as Prime Minister. Prior to that, he was Director General and Chairman of Mivtahim, the largest pension fund in Israel. Mr. Eiran is also a director of Medis Inc. and Medis El.

Zeev Nahmoni	65	1997
Mr. Nahmoni has been the Chief Executive Officer and Co-Chairman of Petrus Business Development and Marketing since December 2003. During 2004, he was the Chief Executive Officer of Cellot Inc., a start-up company seeking to develop electronic chips for digital applications. He retired in June 2003 from the position of Vice President of Marketing and Business Development of Israel Aircraft, which he had held since 2002. Prior to that, he was the Vice President and General Manager of the Electronics Group of Israel Aircraft from 1997 and the Deputy General Manager of the Electronics Group of Israel Aircraft from 1995 to 1997. Prior to that, he was the General Manager of the Tamam Division of the Electronics Group of Israel Aircraft from 1992 to 1995. He is also a director of Medis Inc. and Medis El.

Jacob E. Goldman	84	2000
Dr. Goldman has been Chairman of the Board and a consultant to Umbanet, Inc., a company developing software for securing e-mail messages, since April 2000.  From 1996 to 1999, he was a consultant to Oxbridge Inc., an investment banking firm. From 1977 to the present, Dr. Goldman has served on the board of directors and as a member of the executive committee of Bank Leumi USA. From 1983 to 1994, he founded and served as Chairman and Chief Executive Officer of Softstrip, Inc. From 1968 to 1983, he served as Senior Vice President and Chief Technical Officer of Xerox Corporation where he founded and presided over its Palo Alto Research Center (PARC). Between 1955 and 1968, he served as director of Ford Motor Company’s scientific research laboratory. Dr. Goldman has previously served on boards of various corporations and institutions, including Xerox, GAF, Inc., General Instrument Corporation, Lex Services PLC, Peerlogic Inc. and United Brands, and was President of the American Technion Society. Dr. Goldman is a member of the Board and chairman of the governance committee of eMAGIN Corporation, a company that develops and markets Organic Light Emitting Diodes (OLED) electronic devices, which represents a new technology for information displays.  Dr. Goldman is a member of the executive committee of The Marconi Society, an organization that honors significant contributions to the field of wireless communication. He received his Ph.D. in physics from the University of Pennsylvania. Dr. Goldman is a member of our audit committee and compensation committee.

Philip Weisser	78	2003
Mr. Weisser was the founder in 1956 and is the President of Philip Weisser, CPA, P.C. which, since 1992, provides consulting services (business, tax and investment advisory). He is a Certified Public Accountant and an Accredited Estate Planner. Throughout Mr. Weisser's career, he has been active in the New York State Society of CPAs, lecturing, writing articles and chairing committees. Mr. Weisser began his career at Haskins & Sells, auditing public corporations. He is currently an honorary member of the Board of Trustees of the Jewish Child Care Association of New York, having previously been an active member for twenty five years. Mr. Weisser has a BBA degree in accounting from The College of the City of New York and an M.S. degree in management from Columbia University. Mr. Weisser is a member of our audit committee.

Mitchell H. Freeman	56	2004
Mr. Freeman is a consultant and private investor focused on strategic financial advisory activities, business development and capital raising opportunities. From January 2003 to September 2005, he was the Chief Executive Officer of Freeman Meyer and Associates, LLC, a financial advisory and consulting firm focused on strategic financial advisory activities, business development opportunities, turnaround situations and capital investment projects. From May 2001 to March 2006, Mr. Freeman served as an advisor to several private and public companies. In February 1994, Mr. Freeman founded Interactive Ventures Incorporated, a value added reseller of interactive voice response systems to the regional shopping center industry, and served as its Chief Executive Officer until the sale of the business in February 2001. He was also a founding director and shareholder of a major central station alarm company providing high level security to commercial businesses in New York City, a business that was sold in 1997. From 1989 through 1991, Mr. Freeman served as a Managing Director of Fuji-Wolfensohn Inc., a joint venture between James D. Wolfensohn, Inc., an international investment banking firm, and Fuji Bank. In addition, Mr. Freeman has served in other senior level management positions, primarily in the area of real estate investment banking, at Corporate Property Investors, Lazard Realty Inc. (a subsidiary of Lazard Freres & Co. LLC) and J.P. Morgan Investment Management Inc. Mr. Freeman is a founding member and Chairman of the Board of Replications Inc., a not-for-profit education organization committed to replicating successful public schools in new environments. Mr. Freeman received a Masters degree in Business Administration from Columbia University and holds a B.A. from George Washington University. Mr. Freeman is currently Chairman of our audit committee and a member of our compensation committee.

Steve M. Barnett	64	2004
Mr. Barnett is an investor in, as well as an advisor on improving operations to senior management of marketing, manufacturing and distribution companies. For more than two decades, Mr. Barnett has been President and Chairman of CDC, Inc. whose principal focus is the acquisition and management of small to mid-sized manufacturing and distribution companies. Since April 2000, Mr. Barnett has served as a director and Chairman of the Audit Committee of UCN, Inc., a technology-based telephony company specializing in automated call distribution and call-center management, including a wide range of long distance, data transmission and related communication services. In April 2005, Mr. Barnett began serving as a director of DOBI Medical International, a medical imaging company. Mr. Barnett has also served as an advisor to senior management of Grayhill, Inc., a manufacturer of electrical systems since May 1993, and Joseph A. Freed & Associates, a national real estate development company since June 1998. He has been a Director of Bank Leumi USA since October 2001. He has served as Vice-Chairman of the Board and Director of Chicago’s Jewish Federation since 1997, and as a member of the Board of Governors for the Reconstructionist Rabbinical College since 2003. Mr. Barnett received a J.D. degree from the University of Chicago Law School and holds a Bachelors Degree in Chemistry and Biology from Carleton College. Mr. Barnett is a member of our compensation committee.

Our board of directors unanimously recommends that you vote FOR the election of the nominees listed above.

Identification of Executive Officers
(Excludes executive officers who are also directors)

Name	Age	Principal Occupation and Business Experience During the Past Five Years
Israel Fisher	58
Our Senior Vice President-Finance since February 2004, and was our Vice President-Finance from June 2000 until February 2004. Mr. Fisher has been Vice President-Finance and Secretary of Medis El since its inception in 1992 and is also Vice President-Finance of More Energy. From 1990 to 1992, he served as the Deputy Manager of Israel Aircraft for financial planning and credit management. From 1987 to 1990, he served as the Deputy Finance Manager of the Tamam Plant of the Electronics Division of Israel Aircraft. He has a MBA from the University of Tel Aviv and two BA degrees from Bar-Ilan University; one in accounting and the other in Economics and Business Administration.

Identification of Key Employee

Name	Age	Principal Occupation and Business Experience During the Past Five Years
Gennadi Finkelshtain	46
A director of More Energy Ltd., its General Manager since October 2000 and its Director of Research and Development from its establishment in 1998 to October 2000. He has also been our Chief Technical Officer-New Energies since 2002. From 1996 to 1998, he served as Production Manager at Limat electrochemical company in Israel. Following his immigration to Israel in 1990, he was employed, among other employers, by Homesh Contractors where he managed and installed systems at Hadera power station in Israel. Prior to this, from 1984 to 1989, he was the Chief Project Engineer at the Leningrad Technological Institute of Building Materials, being responsible for planning, installing, setting up and running various types of energy systems and production lines. Mr. Finkelshtain received his BS degree in power engineering from Leningrad Technological Institute of Pulp and Paper Industries in 1981. Mr. Finkelshtain has been included in “Who’s Who in the World” for his innovations in the field of fuel cell technology for portable electronic applications and has been granted several patents related to fuel cell technology.

Board of Directors and Committees of the Board of Directors

Our business is managed under the direction of our board of directors. The board consists of a single class of directors who are elected for a term of one year, such term beginning and ending at each annual meeting of stockholders.

On March 10, 2005, our board of directors authorized the formation of a compensation committee charged with reviewing and recommending to the board compensation programs for our executive officers, to consist of independent members of our board. On August 2, 2005 our board of directors appointed Steve M. Barnett, Mitchell H. Freeman and Jacob E. Goldman to our compensation committee. Our compensation committee is responsible for approving the compensation of our executive officers and directors, including the grant of stock options.

Our audit committee consists of Mitchell H. Freeman, Chairman, Jacob E. Goldman, and Philip Weisser. In October 2005, Mr. Freeman succeeded Mr. Weisser as the Chairman of the audit committee. Our Board of Directors has determined that each member of the audit committee meets the Nasdaq Marketplace Rule definition of “independent” for audit committee purposes. The committee operates under a written charter, which was an attachment to the proxy statement relating to our 2004 Annual Meeting of Stockholders, which has been filed with the Securities and Exchange Commission and can be accessed at its website at www.sec.gov. Our Board of Directors has also determined that Mr. Freeman meets the SEC definition of an “audit committee financial expert.” As more fully described in its charter, the functions of the audit committee include the following:

•	appointment of independent auditors, determination of their compensation and oversight of their work;

•	review the arrangements for and scope of the audit by independent auditors;

•	review the independence of the independent auditors;

•	consider the adequacy and effectiveness of the internal controls over financial reporting;

•	pre-approve audit and non-audit services;

•	establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

•	review and approve any related party transactions; and

•	discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

Our audit committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any of our officers.

Meetings of the Board of Directors and Committees

During our fiscal year ended December 31, 2005, our board of directors held four meetings and took action by unanimous written consent on 12 occasions. Furthermore, our independent directors took action by unanimous written consent on three occasions, our audit committee held four meetings and took action by unanimous written consent on 11 occasions and our compensation committee held one meeting. Each director attended all of the meetings of our board of directors and all of the meetings held by committees on which such director served, except that Jacob Weiss was absent from two meetings of our board of directors and Steve Barnett was absent from one meeting of our board of directors.

Independence of Majority of Board of Directors

Our board of directors has determined that each of our non-employee directors (Messrs. Eiran, Nahmoni, Weisser, Goldman, Freeman and Barnett), who collectively constitute a majority of our board of directors, meets the general independence criteria set forth in the Nasdaq Marketplace Rules.

Director Nominations and Qualifications

Our board of directors has determined that given there have historically been very few vacancies on the board, director nominees could be selected, or recommended for our board’s selection, by a majority of independent directors voting alone. As such, the board has no nominating committee. The board does not currently have a charter with regard to the nomination process. The nominations of the directors standing for election at the 2006 annual meeting were recommended for our board’s determination by our independent directors and unanimously approved by our board of directors.

Historically, we have not received recommendations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. Consequently, at this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications for board membership and should be addressed to: Howard Weingrow, President, Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, our independent directors and board of directors as a whole considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Code of Ethics

Our board of directors unanimously adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and our other employees and employees of our subsidiaries. We have made the Code of Ethics available on our website at www.medistechnologies.com.

Stockholder Communication with Board Members

We maintain contact information for stockholders, both telephone and email, on our website under the heading “Contact Us.” By following the “Contact Us” link, a stockholder will be given access to our telephone number and mailing address, as well as links for providing email correspondence both to us and to our investor relations group.  Communications specifically marked as a communication for our board of directors will be forwarded to the board or specific members of the board as directed in the stockholder communication. In addition, communications sent directly to us via telephone, facsimile or email for our board of directors will be forwarded to the board by an officer.

Board Member Attendance at Annual Meetings

Our board of directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. Four of the nine members of our board of directors in 2005 attended our 2005 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

The committee has adopted a written charter that has been approved by the Company’s board of directors. A copy of the charter was attached to the proxy statement relating to the Company’s 2004 Annual Meeting of Stockholders, which has been filed with the Securities and Exchange Commission and can be accessed at its website at www.sec.gov.

Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The independent auditors are responsible for auditing those financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The committee’s responsibility is to oversee the financial reporting process on behalf of the board of directors and to report the result of their activities to the board of directors.

The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee’s charter. To carry out its responsibilities, the committee met four times and acted eleven times by unanimous written consent.

In overseeing the preparation of the Company’s financial statements, the committee met with both the Company’s management and its independent registered public accounting firm to review and discuss its audited financial statements prior to their issuance and to discuss significant accounting issues, including its judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Company’s management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and independent auditors. The committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations.

The committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

With respect to the Company’s independent registered public accounting firm, the committee, among other things, discussed with Kost Forer Gabay & Kasierer, a Member of Ernst & Young Global, matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee) and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On the basis of these reviews and discussions, the committee recommended to the Company’s board of directors, and the board has approved, the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

April 20, 2006	Audit Committee
of the Board of Directors

Mitchell H. Freeman, Chairman
Jacob E. Goldman
Philip Weisser

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of April 26, 2006 by:

•	each beneficial owner of five percent or more of our common stock;

•	each of our directors;

•	each of our executive officers named in the summary compensation table elsewhere in this proxy statement; and

•	all of our directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days as of April 26, 2006. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Additionally, unless otherwise indicated, the address of each beneficial holder of our common stock is our corporate address.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Ownership Percentage
Israel Aircraft Industries Ltd.(1)	5,516,457	17.4
Robert K. Lifton(2)	4,301,094	13.3
Howard Weingrow(3)	3,501,566	10.8
Merrill Lynch & Co., Inc.(4)	4,813,733	15.2
CVF, LLC(5)	2,317,959	7.3
Zvi Rehavi(6)(7)	150,000	*
Jacob S. Weiss(8)	320,816	1.0
Israel Fisher(6)	90,000	*
Amos Eiran(6)	12,500	*
Jacob E. Goldman(9)	36,698	*
Zeev Nahmoni(10)	32,271	*
Philip Weisser(11)	234,396	*
Mitchell H. Freeman(12)	30,000	*
Steve M. Barnett(13)	42,000	*
All directors and executive officers as a group (10 persons)(14)	7,466,600	22.3
__________________
* Represents beneficial ownership of less than 1%.

(1)	Voting control of Israel Aircraft is held by the State of Israel. Israel Aircraft’s address is Ben Gurion International Airport, Tel Aviv 70100, Israel.

(2)
Includes 663,500 shares of our common stock underlying options held by Mr. Lifton, as well as 1,134,741 shares of our common stock held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Does not include an aggregate of 105,810 shares of our common stock held in trust for a relative of Mr. Weingrow of which Mr. Lifton is a trustee.

(3)
Includes 566,000 shares of our common stock underlying options held by Mr. Weingrow, as well as 1,134,741 shares of our common stock held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow.

(4)
Based on a Schedule 13G filed with the SEC on February 7, 2006, which Merrill Lynch & Co., Inc. (“ML&Co.”) filed on behalf of Merrill Lynch Investment Managers (“MLIM”), MLIM is an operating division of ML&Co. consisting of ML&Co.’s indirectly-owned asset management subsidiaries. Based on such filing, the following asset management subsidiaries hold certain shares of our common stock: Federated Equity Management Company of PA; Gartmore Mutual Fund Capital Trust; IQ Investment Advisers, LLC; Merrill Lynch Investment Managers Ltd; Fund Asset Management, L.P.; Merrill Lynch Investment Manager LLC; Merrill Lynch Investment Managers, L.P.; and Pacific Life Insurance Company. The number of shares beneficially owned is based on information provided to us by ML&Co. on April 28, 2006.

(5)
Based on a Schedule 13D filed with the SEC on September 2, 2003, a Form 4 filed with the SEC on November 17, 2003 and other information known to us, CVF, LLC, Richard C. Goodman, Longview Management Group, LLC, James A. Star, The Edward Memorial Trust and Geoffrey F. Grossman, not individually, but as trustee of The Edward Memorial Trust, have shared voting power and shared dispositive power of such shares of common stock. These shares are held of record by CVF. Based on such filings:

•	Richard C. Goodman is the Executive Manager of CVF.

•	Longview Management Group, LLC manages investment accounts for CVF and exercises voting and dispositive control over the securities held by CVF.

•	James A. Star is president of Longview Management Group.

•	The Edward Memorial Trust is a majority equity owner of Longview Management Group.

•	Geoffrey F. Grossman is the trustee of The Edward Memorial Trust.

     The address of CVF is 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601.

(6)	Represents options to acquire shares of our common stock.

(7)	Mr. Rehavi’s employment relationship with our company ended on March 31, 2006.

(8)	Includes options to acquire 315,000 shares of our common stock.

(9)	Includes options to acquire 30,000 shares of our common stock.

(10)	Includes options to acquire 30,000 shares of our common stock

(11)
Includes 20,000 shares of our common stock underlying options held by Mr. Weisser, as well as 173,739 shares of our common stock held by two trusts for the benefit of Mr. Weisser’s family members, of which Mr. Weisser is the trustee.

(12)	Includes options to acquire 26,000 shares of our common stock.

(13)	Includes 8,000 shares of our common stock held by Barnett Partners, L.P., of which Mr. Barnett is the General Partner, and options to acquire 20,000 shares of our common stock.

(14)	Includes options to acquire 1,773,000 shares of our common stock.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

Compensation Philosophy

We believe that executive compensation should:

•	provide motivation to achieve strategic goals by tying executive compensation to our performance, as well as affording recognition to individual performance;

•	provide compensation reasonably comparable to that offered by other technology development companies and fuel cell companies; and

•	align the interests of executive officers with the long-term interests of our stockholders through the award of equity purchase opportunities.

Our compensation philosophy is designed to encourage and balance the attainment of short-term compensation goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by an executive officer, a larger portion of compensation is “at risk.” This philosophy is intended to apply to all management.

Compensation Program

Our executive compensation program is determined, or is recommended for our board’s determination, by our compensation committee, which was formed during 2005. This program has three major components: base salary, short-term incentive bonus payments and long-term equity incentives.

Individual compensation reviews for all executive officers, including our Chief Executive Officer, are conducted from time to time, depending on the expiration or renewal dates of employment or consulting agreements with our executive officers. Compensation in fiscal year 2005 was determined in accordance with the employment or consulting agreement applicable to that executive officer and based on each individual’s sustained performance, the achievement of our research and development milestones, production program and commercialization goals and our then-projected capital requirements for the year. We do not assign specific weighting factors when measuring performance; rather, subjective judgment and discretion are exercised in light of our overall compensation philosophy.

Base salary and compensation, as well as short-term incentive bonus payments, are determined by evaluating individual responsibility levels and individual performance.

Our board of directors believes that executive officers, including our Chief Executive Officer, who are in a position to make a substantial contribution to our long-term success and to build stockholder value should have a significant equity stake in our ongoing success. Accordingly, one of our principal motivational methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of our common stock during the term of any such option increases beyond such option’s exercise price, the program also creates an incentive to remain with us since options generally vest and become exercisable at least one year after the date of grant.

Robert K. Lifton, our Chairman and Chief Executive Officer, is not present during the voting or deliberations of his compensation.

Our compensation committee and our board of directors as a whole will continue to review our compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

April 20, 2006	Compensation Committee of the Board of Directors

Steve M. Barnett
Mitchell H. Freeman
Jacob E. Goldman

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer and our other executive officers who earned in excess of $100,000, for the years indicated.

	Annual Compensation						Long Term Compensation Awards	All Other Compensation
Name and Principal Position	Year		Salary	Bonus	Other Annual Compensation		Securities Underlying Options
Robert K. Lifton
Chairman and Chief	2005		—	—	$267,000	(1)	60,000	—
Executive Officer	2004		—	—	$255,000	(1)	35,000	—
	2003		—	—	$240,000	(1)	50,000	—
Howard Weingrow
Deputy Chairman, Chief	2005		—	—	$210,000	(1)	60,000	—
Operating Officer and	2004		—	—	$160,000	(1)	31,000	—
Treasurer	2003		—	—	$145,000	(1)	50,000	—
Jacob S. Weiss
President	2005		$108,000	—	$147,000	(2)	55,000	$14,000	(3)
	2004		$96,000	—	$147,000	(2)	85,000	$17,000	(3)
	2003		$90,000	—	$146,000	(2)	35,000	$16,000	(3)
Israel Fisher
Senior Vice President -	2005		$203,000	—	$10,000		20,000	$18,000	(5)
Finance	2004		$195,000	—	$8,000		25,000	$19,000	(5)
	2003		$145,000	$6,000	$41,000	(4)	15,000	$50,000	(5)
Zvi Rehavi
Executive Vice President	2005	(6)	$244,000	$97,000	$120,000	(7)	—	$74,000	(8)
	2004		$244,000	$97,000	$118,000	(7)	60,000	$71,000	(8)
	2003		$244,000	$97,000	$119,000	(7)	35,000	$72,000	(8)
________________

(1)	Messrs. Lifton and Weingrow are each paid as an independent consultant for their respective services.

(2)	Includes $144,000 earned in 2003, 2004 and 2005 under a consulting agreement.

(3)	Represents an employer contribution to pension and savings funds.

(4)	Includes a $31,000 payment for an educational fund.

(5)
Represents an employer contribution to pension and savings funds and payments in lieu of such contributions of $50,000 in 2003 and an employer contribution to pension and savings funds of $19,000 and $18,000 in 2004 and 2005, respectively.

(6)	Mr. Rehavi’s employment relationship with our company ended on March 31, 2006.

(7)	Includes an apartment allowance of $72,000 and a $30,000 payment for an educational fund.

(8)
Represents an employer contribution to pension and savings funds and payments in lieu of such contributions of $52,000, $51,000 and $54,000 for 2003, 2004 and 2005, respectively, and a contribution of $20,000 to a key person life insurance policy whereby upon termination of employment, Mr. Rehavi shall receive a lump sum distribution based upon the number of years of premium payout of approximately $200,000.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to options grants issued by us in the fiscal year ended December 31, 2005 to the named executive officers in the Summary Compensation Table.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percent of Total Option Granted To Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%
Robert K. Lifton	60,000	11.4%	$14.93	August 26, 2009	$193,000	$416,000
Howard Weingrow	60,000	11.4%	$14.93	August 26, 2009	$193,000	$416,000
Zvi Rehavi	—	—	—	—	—	—
Jacob S. Weiss	55,000	10.4%	$14.93	August 26, 2009	$177,000	$381,000
Israel Fisher	20,000	3.8%	$14.93	August 26, 2009	$64,000	$139,000

Fiscal Year End Option Values

The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2005 and the fiscal year-end value of unexercised options held by the named executive officers in the Summary Compensation Table. The value of unexercised in-the-money options at fiscal year end is based on the difference between the closing price of our common stock on December 31, 2005 of $14.71 and the exercise price of the option.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert K. Lifton	75,000	$491,000	713,500	—	$3,256,000	—
Howard Weingrow	75,000	$491,000	616,000	—	$2,256,000	—
Zvi Rehavi	110,000	$1,241,000	485,000	—	$3,492,000	—
Jacob S. Weiss	—	—	350,000	—	$2,245,000	—
Israel Fisher	5,000	$55,000	100,000	—	$511,000	—

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 about our common stock that may be issued upon exercise of options, warrants and rights under all of our existing equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise Of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Common Stock Reflected in First Numerical Column)
Equity compensation plans approved by security holders: 1999 Stock Option Plan	3,265,000	$10.42	23,000
Equity compensation plans not approved by security holders:
Warrant Agreement(1)	25,000	$5.35	─
Warrant Agreement(2)	30,000	$14.93	─
Warrant Agreement(3)	12,000	$16.87	─
Warrant Agreement(4)	7,500	$14.46	─
Total:	3,339,500		23,000
__________

(1)
On April 1, 2003, we issued to a consulting company, the principal of which was subsequently appointed our Vice President of Marketing, a warrant to purchase an aggregate of 50,000 shares of our common stock, of which 25,000 shares vested on April 1, 2004 and 25,000 shares vested on April 1, 2005. During the year ended December 31, 2004 and 2005, the holder exercised 15,000 and 10,000 shares underlying such warrant, respectively. Such warrant has an exercise price per share of $5.35 and an original expiration date of April 1, 2006. On March 22, 2006, our Board of Directors extended the expiration date until November 30, 2006 to purchase the then remaining 15,000 shares pursuant to the warrant. The warrant was not granted under our 1999 Stock Option Plan.

(2)
On August 26, 2005, we issued to our Vice President of Marketing, a warrant to purchase an aggregate of 30,000 shares of our common stock. Such warrant has an exercise price per share of $14.93, vested on December 29, 2005 and expires on August 26, 2009. The warrant was not granted under our 1999 Stock Option Plan.

(3)
On August 29, 2005, we issued to a consultant a warrant to purchase an aggregate of 12,000 shares of our common stock. Such warrant has an exercise price per share of $16.87, vested on December 29, 2005 and expires on August 29, 2009. The warrant was not granted under our 1999 Stock Option Plan.

(4)
On December 20, 2005, we issued to a consultant a warrant to purchase an aggregate of 7,500 shares of our common stock. Such warrant has an exercise price per share of $14.46, vests on December 20, 2006 and expires on December 20, 2009. The warrant was not granted under our 1999 Stock Option Plan

Employment and Consulting Agreements

Our one year employment agreement with Mr. Zvi Rehavi expired according to its terms on March 31, 2006. The agreement provided for payment of six months salary upon his resignation.  Mr. Rehavi is also entitled to severance payments governed by Israeli law, equal to his most recent monthly salary multiplied by the number of years of employment, aggregating approximately $360,000.

We have an employment agreement with Israel Fisher. Mr. Fisher’s agreement is for a one year term expiring on March 23, 2007 with automatic one year renewal terms commencing on the expiration of such term, and expires upon 30 days written notice by either party or without notice by us if Mr. Fisher is terminated for cause. The agreement provides for an annual salary, with increases to be determined at each anniversary of the agreement by us and Mr. Fisher, which increase shall reflect, among other things, cost of living increases and increases in the consumer price index. Under the agreement, Mr. Fisher receives employee benefits that are generally available to other of our senior management employees residing in the State of Israel. The agreement also provides for 6 months salary upon notification of resignation or dismissal and upon a change of ownership of Medis El with subsequent dismissal by the new owners. Furthermore, upon termination of employment, Mr. Fisher is entitled to severance payments governed by Israeli law, equal to his most recent monthly salary multiplied by the number of years of employment. Mr. Fisher’s base salary for 2006 is approximately $212,000.

We have an employment agreement with Jacob Weiss. Mr. Weiss’ agreement expires upon 30 days written notice by either party or without notice by us if Mr. Weiss is terminated for cause. The agreement provides for an annual salary, with increases to be determined at each anniversary of the agreement by us and Mr. Weiss, which increase shall reflect, among other things, cost of living increases and increases in the consumer price index. Under the agreement, Mr. Weiss receives employee benefits that are generally available to other of our senior management employees residing in the State of Israel. Upon termination of employment, Mr. Weiss is entitled to severance payments governed by Israeli law, equal to his most recent monthly salary multiplied by the number of years of employment. Mr. Weiss’ base salary for 2006 is $122,000.

Mr. Weiss also provides consulting services to More Energy, an indirect wholly-owned subsidiary, pursuant to a consultancy agreement dated as of January 1, 2003 between More Energy and a corporation majority-owned by Mr. Weiss. The agreement was for a 12 month term, with automatic yearly renewal terms commencing upon the expiration of each such term. The agreement provides for payment to the consultant of a monthly retainer, reimbursement of business expenses and any applicable value added tax. The monthly retainer is currently $12,000.

We have entered into consulting agreements with each of Robert K. Lifton and Howard Weingrow. Each agreement was for a two year term which commenced January 2, 2000, with automatic yearly renewal terms commencing upon the expiration of each such term. The agreements each provide for annual retainers to be paid monthly and reimbursement of any business expenses incurred in the performance of services under the agreement. The annual retainers are subject to review by mutual agreement between the parties prior to the beginning of each renewal term. The annual retainer for 2006 being paid to Mr. Lifton is $295,000 and to Mr. Weingrow is $270,000. Each agreement further provides that either the consultant or we may terminate the agreement upon thirty days prior written notice if there is a material breach of the agreement and there was an opportunity to cure the breach. Each agreement subjects the consultant to a non-competition covenant in our favor.

Directors’ Compensation

Non-employee directors receive $1,000 for each board of directors meeting attended and members of our audit committee receive $1,500 for each audit committee meeting attended. Commencing in 2006, members of our compensation committee receive $1,000 for each compensation committee meeting attended. Furthermore, directors receive reimbursement for travel, lodging and a flat per diem of $85 for each board or committee meeting attended out of town. Directors also receive stock options as fixed by the board of directors upon becoming a director and each year thereafter, at the discretion of the board.

We paid Amos Eiran, a non-employee director, an aggregate of approximately $15,000 for consulting services he provided to us in 2005.

Compensation Committee Interlocks and Insider Participation

On March 10, 2005, our board of directors authorized the formation of a compensation committee charged with reviewing and recommending to the board compensation programs for our executive officers, to consist of independent members of our board. On August 2, 2005 our board of directors appointed Steve M. Barnett, Mitchell H. Freeman and Jacob E. Goldman to our compensation committee, all of whom are independent members of our board. Our compensation committee has responsibility for compensation of our executive officers and directors, including the grant of stock options.

Section 16(a) Beneficial Ownership of Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2005 such reporting persons complied with the filing requirements of Section 16(a) except that (a) each of Robert K. Lifton, Howard Weingrow, Jacob S. Weiss, Zeev Nahmoni, Jacob E. Goldman, Mitchell H. Freeman and Israel Fisher were not timely in the filing of one Form 4 (each relating to one transaction), (b) each of Amos Eiran and Steve M. Barnett were not timely in the filing of two Form 4s (one relating to two transactions and one relating to one transaction each), and (c) Philip Weisser was not timely in the filing of three Form 4s (each relating to one transaction).

Performance Graph

The graph below compares the annual performance of our common stock with the performance of the Nasdaq National Market Composite Index and a peer group of comparable fuel cell companies (the “Peer Group Index”) from June 6, 2000, the date our common stock commenced trading on The Nasdaq SmallCap Market, through December 31, 2005. On October 3, 2000, we commenced trading on The Nasdaq National Market. The performance graph assumes that an investment of $100 was made in our common stock and in each index on June 6, 2000, and that all dividends, if any, were reinvested.

Comparison of Cumulative Total Returns

	6/6/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Medis Technologies Ltd.	$100	$71.43	$32.31	$21.98	$47.03	$80.66	$64.66
Peer Group Index(1)	100	77.24	21.48	13.18	45.45	52.30	22.91
Nasdaq National Market Index	100	62.29	49.05	33.49	50.10	54.41	55.25

____________________

(1)
The returns of the Peer Group Index are weighted according to the respective issuer’s market capitalization. The Peer Group Index from June 6, 2000 through December 31, 2003 consists of Lions Petroleum Inc. (formerly Energy Visions Inc.), Manhattan Scientifics Inc. and Mechanical Technology Incorporated. The Peer Group Index for the years ended December 31, 2004 and 2005 consists only of Manhattan Scientifics Inc. and Mechanical Technology Incorporated. Based on a review of its public filings, Lions Petroleum discontinued its historic business, the research and development of technology for use in the manufacture of fuel cells and batteries, in September 2004.

We believe that the foregoing information provided has only limited relevance to an understanding of our compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing our compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

CERTAIN RELATIONSHIPS

In April 2003 and May 2004, we loaned an aggregate of approximately $264,000 to Gennadi Finkelshtain, principally to enable him to pay certain tax obligations arising from the sale to us of his interest in More Energy Ltd. Mr. Finkelshtain has executed a non-recourse, interest bearing, secured promissory note (the “Note”) in favor of us evidencing such loans. The interest rate under the Note is equal to the applicable federal rate for mid-term loans in effect in April 2003, which equals a rate of 2.94% per annum. Principal of, and accrued interest on, the Note must be paid in full by the December 31, 2006 maturity date of the Note. Mr. Finkelshtain has also entered into a pledge agreement with us under which he has pledged as collateral for the payment in full of his obligations under the Note 120,000 shares of our common stock owned by him. In December 2004, we loaned an additional $25,000 to Mr. Finkelshtain. Mr. Finkelshtain executed a second promissory note in favor of us. Such second promissory note has an interest rate equal to the applicable federal rate for mid-term loans in effect in December 2004 of 3.56%. Principal of, and accrued interest on, such second promissory note must be paid in full by the December 31, 2006 maturity date of the Note.

On January 31, 2006, we elected to terminate our unused $7 million standby loan with Bank of America, which had a zero balance upon termination and under which we had never made any borrowings. Under the loan, any outstanding balance would be collateralized by all cash and other assets on deposit with the bank at any time and an assignment of certain leases owned by a partnership in which Robert K. Lifton and Howard Weingrow are partners. Messrs. Lifton and Weingrow each personally guaranteed any principal and interest on and all other sums payable with respect to our obligations or liabilities to Bank of America under the loan agreement.

We paid rent of approximately $114,000 in 2005 for the use of office space in premises occupied by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Furthermore, we reimbursed Stanoff for the use of its administrative staff at such office in the amount of approximately $66,000 in 2005.

PROPOSAL TWO

APPROVAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Background And Reasons For The Proposed Amendment

Our board of directors has unanimously approved an amendment to our Certificate of Incorporation to increase the number of shares of common stock which we shall be authorized to issue from 38,000,000 to 41,500,000.

We are requesting approval of this proposal because we need additional shares of common stock available pursuant to possible financings and other corporate purposes.

The additional shares of common stock may be issued from time to time as our board of directors may determine without future action of our stockholders, except as may be required by applicable law and the regulations of The Nasdaq Stock Market. We do not currently have any agreements, arrangements or understandings for the issuance of shares of common stock with respect to any financing, exchange, merger, acquisition or similar transaction.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing stockholders.

Stockholders do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights which would entitle such persons, as a matter of right, to subscribe for the purchase of any of our securities.

Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of our shares of common stock outstanding on the record date.

Effectiveness of Amendment

If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation, setting forth the proposed amendment, with the Secretary of State of the State of Delaware.

Our board of directors unanimously recommends a vote FOR the amendment to the certificate to increase the number of authorized shares of our common stock.

PROPOSAL THREE

APPROVAL TO AMEND OUR 1999 STOCK OPTION PLAN
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
AVAILABLE FOR OPTION GRANTS UNDER THE PLAN

Our 1999 Stock Option Plan was amended by our board of directors to increase the number of shares of common stock available for grants under the plan from 4,200,000 to 5,000,000, subject to the approval of our stockholders. We believe that we have been successful in the past in attracting and retaining qualified employees, officers and directors in part because of our ability to offer such persons options to purchase common stock and the increase is necessary for us to continue to attract and retain qualified employees, officers and directors.

The Plan provides for its administration by the board or by a stock option committee appointed by the board. The board or the committee, as appropriate, has discretionary authority, subject to certain restrictions, to determine the individuals to whom and the times at which options will be granted and the number of shares subject to such options. The board or the committee may interpret the provisions of the Plan and may prescribe, amend and rescind rules and regulations relating thereto.

The purchase price of shares of common stock subject to an incentive stock option within the meaning of Section 422 of the Internal Revenue Code under the Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee who also owns 10% or more of our stock, the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted. Further, the aggregate fair market value determined as of the date of the option grant of shares of common stock with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. The option price of non-qualified options granted under the Plan is determined by the board or the committee, as appropriate, in its absolute discretion at the time of grant, but shall in no event be less than the minimum legal consideration required.

The Plan is open to participation by our and our subsidiaries' employees, non-employee directors and consultants. At the record date, in addition to our chief executive officer and our deputy chairman and chief operating officer, there were approximately 115 of our employees (including 4 officers) as well as approximately 19 non-employee directors and consultants participating or eligible to participate in the Plan.

Assuming approval of this proposed amendment to the Plan and after giving effect thereto, as of the record date, approximately 823,000 shares would be available for future grants under the Plan. No determinations have been made regarding the persons to whom grants will be made in the future under the Plan or the terms of such grants.

Stockholder Approval

The affirmative vote of the holders of a majority of the voting power of our shares of common stock that are present in person or by proxy at the meeting is required for approval of this amendment to the Plan.

Our board of directors unanimously recommends a vote FOR approval of this amendment to our 1999 Stock Option Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Kost Forer Gabay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm, as our independent auditor for 2006. We expect a representative of our independent auditors to attend the 2006 Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Professional Services Fees

Fees incurred by us for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are approximately as follows:

	2005	2004
Audit fees	$121,000	$124,000
Audit-related fees	53,000	3,000
Tax fees	34,000	30,000
All other fees	─	─
Total	$208,000	$157,000

Fees for audit services include fees associated with the audit of our annual financial statements, audit of our assessment of our internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services provided by our auditors in connection with statutory and regulatory filings or engagements, including review of documents filed with the SEC. Audit-related fees relate to assurance and related services by our auditors that are reasonably related to the performance of the audit or review of our financial statements. Tax fees included tax compliance and tax consultations.

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the Company’s independent auditor. Accordingly, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

Our audit committee has determined that the provision of the above services is compatible with maintaining our auditor’s independence.

ANNUAL REPORT

Our 2005 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. We will provide without charge to each of our stockholders, upon the written request of any such stockholders, a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, exclusive of exhibits. Written requests for such Form 10-K should be sent to Howard Weingrow, Deputy Chairman and Chief Operating Officer, Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022.

OTHER MATTERS

Our board of directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

2007 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for our 2007 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, they must be received by us at our principal executive offices not later than February 12, 2007.

MEDIS TECHNOLOGIES LTD.

2006 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of Medis Technologies Ltd.

The undersigned hereby appoints Robert K. Lifton and Howard Weingrow as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of common stock of Medis Technologies Ltd. (the "Company") held of record by the undersigned at the 2006 Annual Meeting of Stockholders, to be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, 10020, on Tuesday, July 18, 2006 at 10:00 a.m., local time, or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE

(Continued and to be Completed on Reverse Side)

☒	Please mark your votes as indicated in this example

1.	Election of Directors	The nominees for the Board of Directors are: Robert K. Lifton, Howard Weingrow, Jacob S. Weiss, Amos Eiran, Zeev Nahmoni, Jacob E. Goldman, Philip Weisser, Mitchell H. Freeman and Steve M. Barnett

	FOR All Nominees ☐	WITHHELD From All Nominees ☐

        (To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

        Exceptions:

2.	To amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 38,000,000 to 41,500,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To amend the Company's 1999 Stock Option Plan to increase the number of shares of common stock available for grants thereunder from 4,200,000 to 5,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To transact such other business as may properly come before the meeting.

Yes, I plan to attend the 2006 Annual Stockholders Meeting    ☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: ________________________________, 2006

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Signature

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Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.